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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant
Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Under Rule 14a-12
eResearchTechnology, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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eResearchTechnology, Inc.
30 S. 17th Street
Philadelphia, PA 19103

March 20, 2003

Dear eResearchTechnology, Inc. Stockholders:

You are cordially invited to the Annual Meeting of Stockholders to be held at 3:00 P.M. on April 22, 2003 at the Company’s executive offices, 30 South 17th Street, Philadelphia, PA 19103.

Details with respect to the meeting are set forth in the attached Notice of Annual Meeting and Proxy Statement.

Your vote is important. Whether or not you plan to attend the meeting, you are urged to complete, date, sign and return your proxy. If you attend the meeting and would prefer to vote in person you may still do so.

Very truly yours,
JOEL MORGANROTH, M.D.
Chairman of the Board
eResearchTechnology, Inc.

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eResearchTechnology, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held April 22, 2003

To the Stockholders:

The Annual Meeting of Stockholders of eResearchTechnology, Inc. (the “Company”) will be held at the Company’s executive offices located at 30 South 17th Street, Philadelphia, PA 19103, at 3:00 P.M. on April 22, 2003 for the following purposes:

1.	To elect three directors to serve three-year terms.

2.	To approve the 2003 Stock Option Plan.

3.	To approve an amendment to the Company’s Restated Certificate of Incorporation to authorize an additional 35,000,000 shares of Common Stock, $.01 par value.

4.	To ratify the selection by the Audit Committee of the Board of Directors of the firm of KPMG LLP as independent accountants for 2003.

5.	To transact any other business that may properly come before the meeting or any adjournment or postponement thereof.

Stockholders of record as of the close of business on March 11, 2003 are entitled to notice of and to vote at the meeting.

Whether or not you plan to attend the meeting, please complete, date and sign the enclosed proxy card and return it in the enclosed envelope. Your proxy may be revoked at any time prior to the time it is voted.

By Order of the Board of Directors,
ANNA MARIE PAGLIACCETTI
Vice President, General Counsel and Secretary

Philadelphia, PA
March 20, 2003

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eResearchTechnology, Inc.
30 S. 17th Street
Philadelphia, PA 19103

PROXY STATEMENT

These proxy materials are furnished in connection with solicitation of proxies by the Board of Directors of eResearchTechnology, Inc., a Delaware corporation (“eRT” or the “Company”), for the Annual Meeting of Stockholders of eRT to be held at 3:00 P.M. on April 22, 2003, at the Company’s executive offices located at 30 South 17th Street, Philadelphia, PA 19103, and any adjournments or postponements of such meeting. These proxy materials were first mailed to stockholders on or about March 20, 2003. Sending a signed proxy will not affect the stockholder’s right to attend the Annual Meeting and vote in person. Every stockholder has the power to revoke such stockholder’s proxy at any time before it is voted. The proxy, before it is exercised at the meeting, may be revoked by filing with the Secretary of the Company a notice in writing revoking it, by delivering a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

Stockholders Entitled to Vote

The close of business of March 11, 2003 was the record date for stockholders entitled to notice of and to vote at the Annual Meeting. As of the record date, there were 10,870,555 outstanding shares of the common stock, $.01 par value (the “Common Stock”), of eRT.

Voting of Proxies

A form of proxy is enclosed. All properly executed proxies received by the Board of Directors, and not revoked, will be voted as indicated in accordance with the instructions thereon. In the absence of contrary instructions, shares represented by such proxies will be voted for the election of the director nominees named in this proxy statement, for the approval of the Company’s 2003 Stock Option Plan, for the proposal to amend the Company’s Restated Certificate of Incorporation to authorize an additional 35,000,000 shares of Common Stock and for ratification of KPMG LLP as independent accountants for the year ending December 31, 2003, all of which are described herein; and in the discretion of the proxy holders on such other matters as may properly come before the meeting.

The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast on a particular issue constitutes a quorum for the purpose of considering such matter. Each share of Common Stock outstanding as of the record date is entitled to one vote on each matter that may be brought before the Annual Meeting. Election of directors will be by plurality of the votes cast. Any other proposal will require the affirmative vote of a majority of the votes that the holders of shares present in person or by proxy are entitled to cast on such proposal. Broker nonvotes and abstentions are counted for the purposes of determining the presence or absence of a quorum for the transaction of business at the meeting. Abstentions are counted in the tabulations of the votes cast on proposals presented to the stockholders, whereas broker nonvotes are not counted for purposes of determining the election of directors or whether a proposal has been approved.

Costs Of Solicitation

The entire cost of soliciting proxies will be borne by eRT. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of stock, and reimbursement for expenses may be made. Proxies may be solicited in person or by telephone by directors, officers or regular employees of eRT, none of whom will receive additional compensation therefor.

ELECTION OF DIRECTORS
(Proposal No. 1)

The Board of Directors currently consists of six directors divided into three classes. Three directors are to be elected at the Annual Meeting to serve until the 2006 Annual Meeting. With the election of three directors, the Board of Directors will consist of seven directors. The nominees for election as directors are Joseph A. Esposito and John M. Ryan, each of whom currently serves on the Board, and David D. Gathman. The Company’s remaining four directors will continue in office for the terms specified below. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF MR. ESPOSITO, MR. RYAN AND MR. GATHMAN.

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The proxy holders intend to vote all proxies received by them in the accompanying form for such nominees unless otherwise directed. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy or, in lieu thereof, the Board of Directors may reduce the number of directors. As of the date of this Proxy Statement, the Company is not aware of any nominee who is unable or will decline to serve as a director.

The following table lists the name and age of the three nominees and the four continuing directors of the Company whose terms of office will continue after the Annual Meeting, and the year in which each director’s term of office will expire (assuming, in the case of each of the nominees, such nominees are elected at the Annual Meeting).

		Year of Expiration of Term as Director
	Age As of 3/1/03
Name

Nominees for Election
Joseph A. Esposito	50	2006
John M. Ryan	67	2006
David D. Gathman	55	2006

Directors Continuing in Office
Sheldon M. Bonovitz	65	2004
Arthur H. Hayes, Jr., M.D.	69	2004
Joel Morganroth, M.D.	57	2005
Stephen S. Phillips	57	2005

Mr. Esposito has served as President and Chief Executive Officer of the Company since March 2001. Mr. Esposito formerly served as the President and Chief Operating Officer of the Company from April 1998 until March 2001 and has served as a member of its Board of Directors since 1999. He also served as President of the Company’s Clinical Research Technology and Services division from October 1997 to April 1998. From May 1997 through October 1997, he was President of DLB Systems, Inc. He has over 28 years of experience in technology, working closely with pharmaceutical companies in the areas of clinical research, supply chain management and regulatory document management. Mr. Esposito was awarded the 2002 Ellis Island Medal of Honor by Congress and the National Ethnic Coalition Organization for outstanding citizenship, individual achievement and encouragement of cultural unity.

Mr. Ryan has served on the Company’s Board of Directors since 1999. Since 1987, Mr. Ryan has been a principal in Devon Hill Ventures, Inc., a venture investing and consulting firm focusing on technology investments. In 1977, Mr. Ryan founded SunGard Data Systems, Inc. and served as its Chief Executive Officer until 1986 and its Chairman until 1987. Mr. Ryan served as Chairman and Acting Chief Executive Officer for DLB Systems, Inc. from 1995 until its acquisition by the Company in 1997. Mr. Ryan is also a director of Neoware Systems, Inc. and a number of private companies.

Mr. Gathman has been nominated by the Company’s current Board of Directors to serve as a member of the Board for a three-year term beginning in April 2003. Since May 2002, Mr. Gathman has been Vice President and Chief Financial Officer of Targeted Diagnostics & Therapeutics, Inc., which develops molecular-based technologies for the detection, diagnosis and treatment of colorectal cancer, gastrointestinal cancers and certain infectious diseases. From February 2001 until May 2002, Mr. Gathman served as the Senior Vice President and Chief Financial Officer of the Federal Reserve Bank of Philadelphia. Prior to that, Mr. Gathman was Chief Financial Officer of Internet Capital Group, Inc. from January 1999 until September 2000, and Executive Vice President and Chief Financial Officer and a member of the Board of Directors of Integrated Systems Consulting Group, Inc., an information services consulting firm, from March 1994 until December 1998. Mr. Gathman is also a director of Neoware Systems, Inc. and another private company.

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Mr. Bonovitz has served on the Company’s Board of Directors since 1999. Mr. Bonovitz has been a partner in the law firm of Duane Morris LLP for more than five years, where he currently serves as Chairman and Chief Executive Officer. Mr. Bonovitz is also a member of the Board of Directors of Comcast Corporation. In addition, he serves on the Boards of Trustees of The Curtis Institute of Music and the Philadelphia Museum of Art.

Dr. Hayes has served on the Company’s Board of Directors since 1996. Since 1991, Dr. Hayes has served as President and Chief Operating Officer of MediScience Associates, Inc., a consulting firm. Dr. Hayes is an advisor to firms in health care product development and regulation, clinical pharmacology, and medical and pharmacy practice, and is internationally recognized as a medical researcher and clinician. Dr. Hayes served as Commissioner of the Food and Drug Administration from 1981 to 1983. He is also a member of the Board of Directors of Celgene, Inc., Myriad Genetics and NaPro Biopharmaceuticals, Inc.

Dr. Morganroth has served as the Chairman of the Company since 1999, its Chief Scientist since March 2001 and as a director of the Company since 1997. He served as Chief Executive Officer from 1993 to March 2001. In addition, Dr. Morganroth has consulted for the Company since 1976. Dr. Morganroth is a globally recognized cardiologist and clinical researcher. Dr. Morganroth served for over ten years as a Medical Review Officer/Expert for the Food and Drug Administration.

Mr. Phillips has served on the Company’s Board of Directors since August 2002. Mr. Phillips currently serves as Special Counsel to Medtronic Sofamor Danek, Inc. Before its acquisition in 1999 by Medtronic, Mr. Phillips was the Executive Vice President, General Counsel and Secretary of Sofamor Danek Group, Inc., a manufacturer of spinal implants and cranial navigation systems used in neurosurgery. Before joining Sofamor Danek in 1998, Mr. Phillips was a senior partner in the Philadelphia office of Pepper Hamilton LLP where he was a member of the firm’s Executive Committee.

There are no family relationships among the directors, the director nominees and the executive officers.

Board of Directors Meetings and Committees

The Board of Directors of the Company held a total of ten meetings during 2002. Each director attended more than 75% of the meetings of the Board of Directors and any committee of which he is a member except for Dr. Hayes who attended approximately 69% of such meetings.

The Board of Directors has an Executive Committee, a Compensation and Stock Option Committee, and an Audit Committee.

The Executive Committee has, with certain exceptions, all the authority of the Board of Directors, and has specifically been delegated the authority to make recommendations to the Board with respect to management nominees to the Board of Directors and to review and make recommendations with respect to such stockholder nominees to the Board as may be submitted to the corporation. A stockholder desiring to propose a candidate to the Executive Committee should submit a written recommendation, together with sufficient biographical information concerning the individual, to the Secretary of the Company. While letters of recommendation may be submitted for consideration at any time, the Company requests that recommendations be received prior to November 15 in any year for consideration in connection with the nomination and election of directors at the Company’s next Annual Meeting. This Committee, which currently consists of Mr. Bonovitz, Dr. Morganroth, and Mr. Ryan, did not hold any meetings during 2002.

The Compensation and Stock Option Committee is primarily responsible for determining the compensation payable to the officers and key employees of the Company and for recommending to the Board of Directors additions, deletions and alterations with respect to the various employee benefit plans and other fringe benefits provided by the Company, except that no member of the Committee may take part in any decision pertaining to his compensation or benefits in his capacity as a director of the Company. The Committee also is primarily responsible for administering the Company’s stock option plans, awarding stock options to key employees and non-employee directors of the Company and determining the terms and conditions on which the options are granted. This Committee, which currently consists of Dr. Hayes and Mr. Ryan, held three meetings during 2002.

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The Audit Committee is primarily responsible for approving the services performed by the Company’s independent accountants and reviewing and evaluating the Company’s accounting principles and reporting practices and its system of internal accounting controls, and has the responsibility and authority described in its written charter, which has been adopted and approved by the Board of Directors. The committee held nine meetings during 2002. Mr. Jerry Lee served as a member of the Audit Committee from January 1, 2002 until his term as director expired on April 23, 2002, at which time Mr. Bonovitz became a member of the Committee. Mr. James Gale and Mr. Howard Ross served as members of the Audit Committee from January 1, 2002 until their resignations from the Board of Directors on July 23, 2002, at which time Mr. Phillips and Mr. Ryan became members of the Committee. The Committee currently consists of Mr. Bonovitz, Mr. Phillips and Mr. Ryan. The members of the Audit Committee are independent, as defined by NASDAQ rules.

Audit Committee Report on Audited Financial Statements

The Audit Committee of the Board of Directors recommends to the Board of Directors the accounting firm to be retained to audit the Company’s financial statements and, once retained, consults with and reviews recommendations made by the accounting firm with respect to financial statements, financial records, and financial controls of the Company.

Accordingly, the Audit Committee has (a) reviewed and discussed the audited financial statements with management; (b) discussed with the Company’s independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees); (c) received the written disclosures and the letter from the Company’s independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees); and (d) discussed with the Company’s independent accountants its independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board. The Audit Committee also discussed with the Company’s independent accountants the overall scope and plans for its audit. The Audit Committee met with management and the Company’s independent accountants to discuss the results of the accountants’ examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In reliance on the review and discussions referred to above, and subject to the limitations of its role, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.

This report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other eRT filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that eRT specifically incorporates this report by reference therein.

Members of the Audit Committee
Sheldon M. Bonovitz (Chair)
Stephen S. Phillips
John M. Ryan

On July 3, 2002, the Company dismissed Arthur Andersen LLP (“Andersen”), as its independent accountant, and appointed KPMG LLP as its new independent accountant. The decision to change the Company’s independent accountant was recommended by the Audit Committee and approved by the Board of Directors of the Company.

Andersen’s reports on the Company’s financial statements for the years ended December 31, 2000 and December 31, 2001 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2000 and December 31, 2001 and the period from December 31, 2001 through July 3, 2002, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Andersen, would have caused it to make reference to the subject matter of the disagreements in connection with its report; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

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At the time this disclosure was first made, the Company provided Andersen with a copy of the foregoing disclosures and requested a letter from Andersen addressed to the Securities and Exchange Commission stating whether it agreed with such statements. Andersen orally advised the Company that due to events impacting Andersen’s infrastructure it was unable to issue such a letter.

During the years ended December 31, 2000 and December 31, 2001 and the period from December 31, 2001 through July 3, 2002, the Company did not consult KPMG LLP with respect to the application of accounting principles to a specified transaction either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

During 2002, the Company retained its principal independent accountants to provide services in the following categories and amounts:

Audit Fees	$121,000
Financial Information Systems Design and Implementation Fees	0
All Other Fees
Audit-related fees	42,005
Tax compliance	144,400

Total All Other	186,405

Total Fees	$307,405

Audit fees were for professional services rendered in connection with the audit of the Company’s consolidated financial statements for the year ended December 31, 2002 that are customary under auditing standards generally accepted in the United States or that are customary for the purpose of rendering an opinion or review report on the financial statements, and for the review of the financial statements included in the quarterly reports on Form 10-Q required to be filed during fiscal year 2002. Audit-related fees consist primarily of services rendered in connection with due diligence procedures requested by the Company in relation to a proposed transaction. Tax compliance fees consist primarily of 2002 federal, state and local tax return preparation and work related to the determination and support of research and development tax credits available to the Company for fiscal years 2001 and 2002.

The Audit Committee has considered the above non-audit services and has determined that the provision thereof is compatible with maintaining auditor independence. It is anticipated that representatives of KPMG LLP will be present at the meeting to respond to appropriate questions and, if they desire, to make a statement.

Compensation of Directors

During 2002, directors who are not employees of the Company received a fee of $1,000 for each directors meeting attended and $500 for each committee meeting attended, and also received an annual retainer of $6,000. Upon the initial election of any “outside director” (as defined), such individual receives at the time of election an automatic one-time option grant of 5,000 shares of Common Stock, and each outside director receives a fixed annual option grant of 5,000 shares of Common Stock. If the 2003 Stock Option Plan is approved, these amounts will increase from 5,000 shares to 10,000 shares. Each director is also reimbursed for out-of-pocket expenses incurred in connection with attending meetings and other services as a director.

Certain Relationships and Related Party Transactions

Certain of the Company’s diagnostic testing and clinical research contracts require that specified medical professional services be provided by Joel Morganroth, M.D., the Company’s Chairman and Chief Scientist. The Company has retained Joel Morganroth, M.D., P.C., a professional corporation owned by Dr. Morganroth, to provide these and other services related to the successful operation, marketing and business development of the Company’s Cardiac Safety division. This professional corporation received fees for these services of approximately $389,000 for 2002, which included a bonus award of $209,000. Effective January 1, 2003, the Company amended its consulting agreement with the professional corporation, for which the professional corporation will receive fees at the rate of $228,000 per annum plus discretionary bonuses to be determined by the Board of Directors. The consulting agreement continues on a year to year basis unless terminated.

Sheldon M. Bonovitz, a director of eRT, is a partner of the law firm of Duane Morris LLP, which performs legal services for the Company.

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Executive Compensation
Compensation Committee Report on Executive Compensation

The Compensation and Stock Option Committee of the Board of Directors consists entirely of non-management directors, and its primary function is to make recommendations to the Board of Directors concerning executive compensation and benefit policies for the Company.

The Committee believes that the most effective compensation program is one that provides executives competitive base salaries and incentives to achieve both current and long-term strategic business goals of the Company.

The Company’s executive compensation programs are designed to:

•	Align the interests of executive officers with the long-term interests of stockholders.
•	Motivate and challenge executive officers to achieve both annual and long-term strategic business goals.
•	Support an environment that rewards executive officers based upon corporate and individual performance and results.
•	Attract and retain executive officers critical to the long-term success of the Company.

In 2002, the basic components of executive officer compensation consisted of base salary, a cash bonus plan tied to measurements based on Company performance, and long-term incentives in the form of stock options. The executive officers also participate in employee benefit plans available generally to the Company’s employees.

Base Salary.     Technology companies face competition for qualified employees, and the Committee believes it is important that Company executive officer compensation levels be competitive with other technology companies. The Committee reviewed the compensation of its executives in comparison with other publicly traded technology companies of similar size and development stage and targeted base salary levels to be consistent with comparable positions at these companies.

Annual Incentive Compensation Program.     In 2002, the Company offered an annual incentive compensation program permitting officers and all employees to earn cash bonuses based on achieving targeted financial goals. Based upon actual 2002 performance, the bonus pool for executive officers was $963,000 with the executive officer participants earning bonuses ranging from 25% to 100% of base salary.

The Committee believes that this annual incentive compensation program aids in ensuring that the Company’s overall levels of compensation remain competitive and benefits the Company in that a significant portion of the compensation of executive officers is in the form of variable incentive pay, which further aligns the interests of the executive officers with the interests of the Company’s stockholders.

Long-Term Incentive in Form of Stock Options.     The Committee believes that significant management ownership of the Company’s stock effectively motivates the building of stockholder wealth and aligns the interests of management with those of the Company’s stockholders. The Company’s executive officers received option grants totaling 2,500 shares of Common Stock during 2002 under the terms of the Company’s 1996 Stock Option Plan at a per share exercise price equal to market price on the date of grant. All options become exercisable over four years, in equal annual increments beginning one year after the date of grant, contingent upon the officer’s continued employment with the Company. There were no options granted in 2002 to the executive officers listed in the Summary Compensation Table appearing in this proxy statement.

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Chief Executive Officer Compensation.     The compensation plan for Mr. Esposito for 2002 contained the same elements and operated in the same manner as the compensation plan described above for all the executive officers. His base salary was unchanged from 2001 and 2000. His specific performance goals for incentive compensation were based on the Company’s long-term plan and on the annual operating budget approved by the Board of Directors. His actual cash bonus was calculated based on the achievement of those specific goals. In 2002, the Company achieved exceptional growth in both revenues and profitability, substantially improved its competitive position and significantly enhanced its proprietary software. The Compensation Committee believes in rewarding exceptional performance with exceptional compensation. Following the terms of Mr. Esposito’s 2002 executive incentive compensation plan, the Compensation Committee approved a cash bonus of $271,389, representing slightly more than 100% of his base salary for the year. In the opinion of the Compensation Committee, the compensation paid to Mr. Esposito was consistent with the compensation of other chief executive officers in comparable companies with similar performances.

Compliance with Internal Revenue Code Section 162(m).     Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1,000,000 per covered officer in any fiscal year. The limitation applies only to compensation that is not considered to be performance-based. Non-performance-based compensation paid to the Company’s executive officers for 2002 did not exceed the $1,000,000 limit per officer, and the Committee does not anticipate that the non-performance-based compensation to be paid the Company’s executive officers in the foreseeable future will exceed that limit.

Members of the Compensation and Stock Option Committee
John M. Ryan (Chair)
Arthur H. Hayes, Jr., M.D.

Compensation Committee Interlocks and Insider Participation

At the end of 2002, the Compensation and Stock Option Committee was composed of Dr. Hayes and Mr. Ryan. Neither of these individuals is a current or former officer or employee of the Company or any of its subsidiaries, nor had they had any other relationship requiring disclosure by the Company under Item 402 of Regulation S-K.

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Summary Compensation Table

The following table sets forth information in respect of the compensation paid for the years ended December 31, 2000, 2001 and 2002 to the persons (sometimes collectively referred to as the “Named Executive Officers”) who were, at any time during 2002, the Chief Executive Officer, and at the end of 2002, the other four most highly compensated executive officers of the Company whose salary and bonus exceeded $100,000 in such year:

		Annual Compensation(1)		Long Term Compensation(2)

				Securities	All Other
Name and Principal Position	Year	Salary	Bonus	Underlying Options	Compensation(3)

Joseph A. Esposito	2002	$270,000	$271,389	—	$3,280
President and Chief	2001	$270,000	$90,000	121,501	$3,298
Executive Officer	2000	$270,000	$125,000	—	$3,441

Jeffrey S. Litwin, M.D.	2002	$170,000	$157,147	—	$3,282
Sr. Vice President and Chief	2001	$150,000	$112,740	90,000	$3,268
Medical Officer	2000	$69,230	$42,917	—	$1,164

Robert S. Brown	2002	$170,000	$133,248	—	$11,532
Sr. Vice President,	2001	$150,000	$112,740	45,000	$11,143
Outsourcing Partnerships	2000	$148,000	$82,500	41,250	$11,316

Bruce Johnson	2002	$175,000	$111,385	—	$3,068
Sr. Vice President and Chief	2001	$175,000	$30,000	45,000	$3,298
Financial Officer	2000	$129,230	$68,750	105,001	$2,323

Scott Grisanti	2002	$170,000	$50,250	—	$3,135
Sr. Vice President, Business	2001	$150,000	$60,000	75,000	$3,110
Development and Chief	2000	$25,961	$5,700	—	$104
Marketing Officer

(1)  In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted in those instances where the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total of annual salary and bonuses for the officer for such year.

(2)  Option amounts are adjusted to reflect the 50% stock dividend paid on July 16, 2002.

(3)  Represents the sum of (A) the Company’s 401(k) plan contributions, which in 2002 were $2,750 for Mr. Esposito, $2,750 for Dr. Litwin; $11,000 for Mr. Brown, $2,538 for Mr. Johnson and $2,619 for Mr. Grisanti; and (B) the dollar value of the insurance premium paid by the Company with respect to group term life insurance, which for 2002 was $530 for Mr. Esposito, $532 for Dr. Litwin, $532 for Mr. Brown, $530 for Mr. Johnson and $516 for Mr. Grisanti. In 2001, these amounts were $2,625 for Mr. Esposito, $2,625 for Dr. Litwin, $10,500 for Mr. Brown, $2,625 for Mr. Johnson and $2,547 for Mr. Grisanti for 401(k) plan contributions; and $673 for Mr. Esposito, $643 for Dr. Litwin, $643 for Mr. Brown, $673 for Mr. Johnson and $563 for Mr. Grisanti for the dollar value of the insurance premium paid by the Company with respect to group term life insurance. In 2000, these amounts were $2,625 for Mr. Esposito, $804 for Dr. Litwin, $10,500 for Mr. Brown and $1,712 for Mr. Johnson for 401(k) plan contributions; and $816 for Mr. Esposito, $360 for Dr. Litwin, $816 for Mr. Brown, $611 for Mr. Johnson and $104 for Mr. Grisanti for the dollar value of the insurance premium paid by the Company with respect to group term life insurance.

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Employment Contracts

The Company has entered into employment agreements with each of the Named Executive Officers. Under these agreements, the employment may be terminated with or without cause by the Company at any time. In the event that the Company terminates an officer’s employment other than “for cause”, the Company is obligated to continue normal salary payment for between six months and one year. These agreements provide that, upon a change of control (as defined therein) of the Company in which the officer is not provided a comparable position, the executive has the right to resign and receive the severance that would otherwise be provided if the executive’s employment was terminated other than “for cause” and, in some instances, severance up to one year of total salary if severance would have otherwise been less. Pursuant to the agreement, each officer has agreed for a period of no less than one year after termination of employment, to refrain from interfering with the Company’s business by soliciting customers or employees.

2002 Option Exercises and Fiscal Year-End Values

The following tables contain certain information concerning the number and value of any unexercised stock options held by the Named Executive Officers as of December 31, 2002 and as to the shares acquired and the value realized by Named Executive Officers who exercised options in 2002.

Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at FY-End 2002 (#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options at FY-End 2002 ($)(2) Exercisable/Unexercisable

Joseph A. Esposito	—	—	303,375/148,127	$3,490,264/$1,816,416
Jeffrey S. Litwin, M.D	2,000	$22,020	20,500/67,500	$224,394/$756,281
Robert S. Brown	12,015	$91,554	33,750/54,375	$326,756/$577,388
Bruce Johnson	—	—	81,252/68,749	$729,133/$706,825
Scott Grisanti	—	—	18,750/56,250	$228,188/$684,563

(1)  Value realized is the difference between the market price of a share of Common Stock on the date of exercise and the exercise price of the option, multiplied by the number of shares underlying the option.

(2)  Value of unexercised “in-the-money” options is the difference between the market price of a share of the Company’s Common Stock on December 31, 2002 and the exercise price of the option, multiplied by the number of shares of Common Stock underlying the option.

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Stockholder Return Performance Graph

The following graph compares the cumulative total stockholder return on the Company’s Common Stock against the cumulative total return on the NASDAQ Stock Market (U.S.) Index and NASDAQ Health Service Index for the period commencing December 31, 1997 and ending December 31, 2002. The graph assumes that at the beginning of the period indicated, $100 was invested in the Company’s Common Stock and the stock of the companies comprising the NASDAQ Stock Market (U.S.) Index and the NASDAQ Health Services Index, and that all dividends, if any, were reinvested.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information, as of March 11, 2003, with respect to the beneficial ownership of the Common Stock of the Company by (i) the Company’s directors and Named Executive Officers, (ii) the Company’s directors and executive officers as a group, and (iii) each person known to the Company to own beneficially more than 5% of the Common Stock.

Name of Beneficial Owner	Shares Beneficially Owned	Percentage Owned

Joel Morganroth, M.D. (1) (5)	1,295,962	11.8%
Jack Silver (2)	600,000	5.5
The Pinnacle Fund, L.P. (3)	573,385	5.3
Joseph A. Esposito (5)	223,801	2.0
Bruce Johnson (5)	127,501	1.2
Stephen S. Phillips (4)	95,300	*
Robert S. Brown (5)	68,812	*
John M. Ryan (5)	61,150	*
Jeffrey S. Litwin, M.D. (5)	38,625	*
Scott Grisanti (5)	37,500	*
Sheldon M. Bonovitz (5)	32,807	*
Arthur H. Hayes, Jr., M.D. (5)	30,000	*
All directors and executive officers as a Group (12 persons) (5)	2,083,683	18.1

  *  Less than 1.0%

(1)  Dr. Morganroth’s address is 30 S. 17th Street, Philadelphia, Pennsylvania 19103. Includes (i) 600,000 shares directly owned by Dr. Morganroth, as to which he has sole voting and dispositive power; (ii) 600,000 shares held in a trust, the trustee of which is Dr. Morganroth’s wife and the beneficiaries of which are Dr. Morganroth’s children, as to which Dr. Morganroth disclaims beneficial ownership; and (iii) 14,400 shares owned by a pension plan, as to which Dr. Morganroth has shared voting and dispositive power.

(2)  Mr. Silver’s address is 660 Madison Ave., New York, New York 10021. Includes: (i) 83,250 shares held by the Sherleigh Associates Defined Benefit Pension Plan, a trust of which Mr. Silver is the trustee; (ii) 32,250 shares held by Sherleigh Associates LLC, a New York limited liability company of which Mr. Silver is the President; and (iii) 484,500 shares held by the Sherleigh Associates Profit Sharing Plan, a trust of which the Mr. Silver is trustee. This information is as reported by Mr. Silver in a Schedule 13G dated January 29, 2003 filed with the Securities and Exchange Commission.

(3)  The Pinnacle Fund, L.P’s address is Suite 240, 4965 Preston Park Blvd., Plano, TX 75093. Excludes 900 shares owned by Mr. Barry Kitt’s three minor children. Mr. Kitt is the general partner of the Pinnacle Fund, L.P. Mr. Kitt disclaims beneficial ownership of shares owned by his minor children and the Pinnacle Fund, L.P. This information is as reported by the Pinnacle Fund, L.P. and Mr. Barry Kitt, each in a Schedule 13G dated February 14, 2003 filed with the Securities and Exchange Commission.

(4)  Includes 750 shares owned by Mr. Phillips’ minor children, of which Mr. Phillips acts as custodian.

(5)  Includes the following shares issuable with respect to options granted pursuant to the Company’s 1996 Stock Option Plan, which are currently exercisable or exercisable within the next 60 days:

Name	Number of options

Joel Morganroth, M.D.	81,562
Joseph A. Esposito	141,061
Bruce Johnson	127,501
Robert S. Brown	55,312
John M. Ryan	33,600
Jeffrey S. Litwin, M.D.	33,625
Scott Grisanti	37,500
Sheldon M. Bonovitz	30,000
Arthur H. Hayes, Jr., M.D.	30,000
Other executive officers	71,625
All directors and executive officers as a group	641,786

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Compliance with Section 16(a) of the Securities Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than 10% of its Common Stock, to file reports of ownership and changes in ownership of the Common Stock with the Securities and Exchange Commission and the NASDAQ Stock Market. Based upon a review of the forms and written representations that it received, the Company believes that all filing requirements applicable to its officers, directors and greater than 10% beneficial owners have been timely satisfied, with the exception of one Form 5 filing that was filed thirteen days after its due date of February 14, 2003.

APPROVAL OF 2003 STOCK OPTION PLAN
(Proposal No. 2)

General

On March 5, 2003, the Board of Directors of the Company, based on the recommendation of the Compensation and Stock Option Committee (the “Committee”), adopted, subject to stockholder approval at the Annual Meeting, the Company’s 2003 Stock Option Plan (the “Plan”). The Company adopted the Plan because its 1996 Stock Option Plan will expire in three years and the number of shares available for the grant of options thereunder was not adequate in view of the Company’s current plans.

A total of 850,000 shares of Common Stock are reserved for issuance under the Plan. Including the 850,000 shares reserved for issuance under the Plan, if the stockholders approve the Plan at the Annual Meeting, as of March 11, 2003, there would have been an aggregate of 2,366,642 shares of Common Stock reserved for issuance under all of the Company’s plans, including outstanding options granted under those plans or shares available for future option grants under those plans. This total would represent 17.9% of the shares outstanding as of March 11, 2003, after giving effect to the issuance of these 2,366,642 shares upon the exercise of options granted or to be granted under the plans.

The Plan permits the granting of options (“Options”) to purchase Common Stock of the Company, including Options intended to qualify as incentive options (“Incentive Options”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and Options not intended to so qualify (“Nonqualified Options”), to directors and such employees and other individuals who provide services to or otherwise have a relationship with the Company or its subsidiaries as the Committee may determine.

Proposal

At the Annual Meeting, stockholders entitled to vote are being asked to approve and adopt the Plan. The affirmative vote of a majority of the outstanding Common Stock present in person or by proxy at the Annual Meeting is required to approve the Plan. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE PLAN. The Plan is summarized below.

Purpose

The purpose of the Plan is to provide a means by which certain employees and directors of, and others providing services to or having a relationship with, the Company and its subsidiaries may be given an opportunity to purchase shares of the Company’s Common Stock. The Company intends that the Plan will promote the interests of the Company by encouraging stock ownership on the part of such individuals, by enabling the Company and its subsidiaries to secure and retain the services of highly qualified persons and by providing such individuals with an additional incentive to advance the success of the Company and its subsidiaries.

Administration

The Plan is administered by the Committee, which is a committee consisting of not less than two directors appointed from time to time by the Company’s Board of Directors (the “Board”). The Committee has full and final authority, in its sole discretion, to interpret the provisions of the Plan and to decide all questions of fact arising in its application; to determine the people to whom Options shall be granted under the Plan; to determine the type of Options to be made and the amount, size and terms of each such Option; to determine when an Option shall be granted; and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may also establish subplans under the Plan to the extent it determines it necessary or appropriate to conform to the applicable requirements of jurisdictions other than the United States in order to achieve the material purposes of awarding Options in those jurisdictions. Notwithstanding the foregoing, the Board may, in its discretion, itself exercise the authority granted under the Plan to the Committee. The members of the Committee must be Non-Employee Directors (within the meaning of Rule 16b-3(b)(3) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any successor provision thereto), and “outside directors” within the meaning of Treas. Reg. 1.162-27(e)(3).

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Eligibility

Persons eligible to receive Options under the Plan are limited to the directors and such employees and other individuals who provide services to or otherwise have a relationship with the Company or its subsidiaries as the Committee determines from time to time.

Annual Limitations

No employee may be granted, in any given one-year period, Options with respect to more than 150,000 shares of Common Stock.

Terms of Options

The terms of Options granted under the Plan are determined by the Committee at the time of granting an Option. Each Option granted under the Plan is evidenced by a written stock option agreement between the Company and the optionee and is subject to the following terms and conditions.

Exercise of Options.     The Committee determines on the date of grant when Options granted under the Plan become exercisable. Unless otherwise determined by the Committee in its sole discretion and except for Options automatically granted to outside directors as discussed below, no Option is exercisable until the expiration of at least six months from the date of grant. An Option is exercisable by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased and tendering payment to the Company of the purchase price. The acceptable methods of payment for shares issued upon exercise of an Option are set forth in the option agreement but may include cash, shares of the Company’s Common Stock (including shares of Common Stock issuable upon the exercise of the Option) or any combination thereof as determined by the Committee.

Exercise Price.     The exercise price of Options granted under the Plan is determined by the Committee. The exercise price of Options may not be less than 100% of the fair market value of the Common Stock on the date of grant. However, in the case of Incentive Options granted to an optionee who owns more than 10% of the voting power of all classes of stock of the Company, the exercise price must not be less than 110% of the fair market value of the Common Stock on the date of grant. For so long as the Common Stock is traded on the NASDAQ Stock Market or listed on a stock exchange, the fair market value per share will be the closing price on such market or exchange on the date of grant or, if such date is not a business day, on the immediately preceding business day.

Termination of Employment.     If an optionee ceases to serve as an employee of the Company or any subsidiary for any reason other than death or disability, Options may be exercised within three months (or such other period of time as is determined by the Committee) after such termination, but only to the extent that the Options were exercisable on the date of termination.

Death or Disability.     Upon the death or disability of an optionee, Options may be exercised by the optionee or his successor or estate within one year (or such other period of time as is determined by the Committee) from the date of death or disability, but only to the extent that the Options were exercisable on such date.

Term and Termination of Options.     Options expire on the date determined by the Committee as set forth in the agreement, but no option will be exercisable after ten years from the date of grant. An Incentive Option granted to an optionee who owns more than 10% of the voting power of all classes of stock of the Company may not have a term of more than five years. No Option may be exercised by any person after the expiration of its term.

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Limitation on Transferability.      No Option granted under the Plan may be transferred other than by will or the laws of descent and distribution. During the optionee’s lifetime, each Option will be exercisable only by the optionee or any permitted transferee.

Sale or Merger of the Company.      In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Committee, in the exercise of its sole discretion, may take such action as it deems desirable, including, but not limited to: (i) causing an Option to be assumed or an equivalent Option to be substituted by the successor corporation or a parent or subsidiary of such successor corporation, (ii) providing that each option holder shall have the right to exercise the option holder’s Option as to all of the shares of Common Stock covered by the Option, including shares as to which the Option would not otherwise be exercisable, or (iii) declaring that an Option shall terminate at a date fixed by the Committee provided that the option holder is given notice and opportunity to exercise the then exercisable portion of the option holder’s Option prior to such date.

Grants to Outside Directors.      Each person who is or becomes a director of the Company and is neither an employee of the Company, the beneficial owner of more than 10% of the Company’s outstanding Common Stock (a “Significant Holder”) nor a stockholder, member or partner of any Significant Holder (an “Outside Director”) is entitled to receive Nonqualified Options (“Director Options”) under the Plan. Individuals who first become Outside Directors after adoption of the Plan will receive Options to purchase 10,000 shares upon first being elected to the Board. Each Outside Director who is a member of the Board immediately after each annual meeting of stockholders is entitled to receive Options to purchase 10,000 shares on the date of such annual meeting, provided that an Outside Director first elected to the Board at such annual meeting or within six months prior thereto will not be eligible for the annual grant otherwise to be made on the date of the Annual Meeting and will instead receive only the initial grant upon first being elected to the Board. The exercise price for all Director Options is 100% of the fair market value of the Common Stock on the date of grant. Director Options are fully exercisable on the date of grant. Director Options terminate upon the earlier to occur of: ten years from the grant date; or three months after the optionee ceases to serve as an Outside Director for any reason.

Other Provisions.      The option agreements may contain such other terms, provisions and conditions not inconsistent with the terms of the Plan as may be determined by the Committee.

Federal Income Tax Consequences

Based on the advice of counsel, the Company believes that the normal operation of the Plan should generally have, under the Code and the regulations thereunder, all as in effect on the date of this Proxy Statement, the principal federal income tax consequences described below. The tax treatment described below does not take into account any changes in the Code or the regulations thereunder that may occur after the date of this Proxy Statement. The following discussion is only a summary; it is not intended to be all-inclusive or to constitute tax advice, and, among other things, does not cover possible state or local or other federal tax consequences. This description may differ from the actual tax consequences of participation in the Plan.

An optionee will not have taxable income upon the grant of an Option. In the case of Nonqualified Options, the optionee will recognize ordinary income upon the exercise of the Option in an amount equal to the excess, if any, of the then fair market value of the shares acquired over the exercise price. The Company will generally be able to take a deduction with respect to this amount as compensation expense for federal income tax purposes. The optionee’s tax basis in the shares acquired will equal the exercise price plus the amount taxable as compensation to the optionee. Upon a sale of the shares acquired upon exercise, any gain or loss is generally long-term or short-term capital gain or loss, depending on how long the shares are held. The required holding period for long-term capital gain is presently one year. The optionee’s holding period for shares acquired upon exercise will begin on the date of exercise.

An optionee who receives Incentive Options generally incurs no federal income tax liability at the time of grant or upon exercise of the options. However, the spread will be an item of tax preference, which may give rise to alternative minimum tax liability at the time of exercise. If the optionee does not dispose of the shares before the date that is two years from the date of grant and one year from the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, the Company will not be entitled to a deduction in connection with the Option. If, within two years from the date of grant or one year from the date of exercise, the holder of shares acquired upon exercise of an Incentive Option disposes of the shares (a “Disqualifying Disposition”), the optionee will generally realize ordinary income at the time of the Disqualifying Disposition equal to the difference between the exercise price and the lesser of the fair market value of the shares on the date of exercise or the amount realized on the Disqualifying Disposition. The amount realized upon such a Disqualifying Disposition will generally be deductible by the Company for federal income tax purposes.

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If the purchase price upon exercise of an Option is paid with shares already owned by the optionee, generally no gain or loss will be recognized with respect to the shares used for payment, and the additional shares received will be taxed as described herein. However, if payment of the purchase price upon exercise of an Incentive Option is made with shares acquired upon exercise of an Incentive Option before the shares used for payment have been held for the two-year and one-year periods described above, use of such shares as payment will be treated as a Disqualifying Disposition as described above.

The Company has the right to deduct from all grants paid in cash or other compensation any taxes required to be withheld with respect to Options under the Plan. The Company may require that the participant pay to it the amount of any required withholding. The Committee may permit the participant to elect to have withheld from any shares issuable to him in connection with the Plan a number of shares with a value equal to the required tax withholding amount, subject to certain conditions and limitations.

Option Grants Under the Plan

Under the terms of the Plan, if the Plan is approved by the Company’s stockholders at the Annual Meeting, each of Sheldon M. Bonovitz, David D. Gathman, Arthur H. Hayes, Jr., M.D., Stephen S. Phillips and John M. Ryan will be granted 10,000 Options under the Plan on the date of the Annual Meeting pursuant to the provisions of the Plan providing for automatic grants to Outside Directors. All such grants will be made at 100% of the fair market value on the date of grant. The Committee has made no other determination as to the Options to be granted, or the number or identity of optionees under the Plan. On March 11, 2003, the closing price of the Company’s Common Stock was $24.27 as reported on the NASDAQ Stock Market.

Amendment and Termination

The Committee may terminate or amend the Plan at any time, except that without stockholder approval the Committee may not increase the maximum number of shares which may be issued under the Plan, extend the maximum period during which any Option may be exercised, extend the term of the Plan, amend the employees or classes of employees eligible to receive Options under the Plan, change the minimum Option price or approve any other amendment which would require stockholder approval pursuant to Treasury Regulations Section 1.162- 27(e)(4)(vi). The termination or any modification or amendment of the Plan shall not, without the consent of a participant, affect the participant’s rights under an Option previously granted. The Plan terminates upon the earlier of the day preceding the tenth anniversary of the date of its adoption by the stockholders at the Annual Meeting or the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise or cancellation of Options granted under the Plan.

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Existing Equity Compensation Plans

The following table presents certain information as of December 31, 2002 regarding compensation plans other than the Plan under which shares of the Company’s Common Stock are authorized for issuance:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance

Equity compensation plans approved by security holders	1,790,153	$6.42	37,635
Equity compensation plans not approved by security holders	—	—	—

Total	1,790,153	$6.42	37,635

APPROVAL OF PROPOSAL TO AMEND THE COMPANY’S
RESTATED CERTIFICATE OF INCORPORATION
AUTHORIZING AN ADDITIONAL 35,000,000 SHARES
OF COMMON STOCK, $0.01 PAR VALUE
(Proposal No. 3)

Description of the Amendment

The Company’s Restated Certificate of Incorporation (the “Certificate”) provides that the Company is authorized to issue two classes of stock consisting of 15,000,000 shares of Common Stock, $.01 par value per share, and 500,000 shares of preferred stock, $10.00 par value per share. On February 4, 2003, the Board of Directors determined by resolution that it is in the best interests of the Company and its stockholders to increase the number of authorized shares of the Company’s Common Stock from 15,000,000 to 50,000,000 and authorized an amendment to the Certificate to effect the proposed increase. You are being asked to approve the amendment to increase the number of authorized shares of the Company’s Common Stock from 15,000,000 to 50,000,000. If this Proposal is approved and the amendment to the Restated Certificate of Incorporation becomes effective, the first paragraph of Article IV of the Restated Certificate of Incorporation, which sets forth the Company’s presently authorized capital stock, will be amended to read as follows:

The aggregate number of shares which the corporation shall have authority to issue is 50,500,000, by classes and par value of shares as follows:

Class	No. of Shares	Par Value Per Share

Common	50,000,000	$0.01
Preferred	500,000	$10.00

Approval of the proposal will require the favorable vote of a majority of the stockholders present in person or by proxy and voting at the Annual Meeting. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE AMENDMENT.

Purpose of the Amendment

At the close of business on March 11, 2003 there were 10,870,555 shares of the Company’s Common Stock issued and outstanding and no shares of the Company’s preferred stock issued and outstanding. 1,516,642 shares of Common Stock were also reserved for options as of the same date. As a result, only 2,612,803 shares of Common Stock remained available for future corporate purposes.

In the opinion of the Board of Directors, the additional authorized shares of Common Stock will benefit the Company by providing flexibility to the Board of Directors, without requiring further action or authorization by the stockholders (except as may be required by applicable law or stock exchange requirements), to issue additional shares of Common Stock from time to time to respond to business needs and opportunities as they arise, or for other proper corporate purposes. Currently, the primary reason for seeking an increase in the number of authorized shares is to accommodate potential stock splits in the form of stock dividends, although no such splits have been authorized and there is no assurance that the Company will implement any such stock split. However, the Company’s needs, opportunities and purposes might also include, for example obtaining capital funds through public and private offerings of shares of Common Stock or securities convertible into shares of Common Stock and using shares of Common Stock in connection with structuring possible acquisitions of businesses and assets. Additionally, the Board of Directors, in its discretion, could in the future, subject to stockholder approval, increase, establish or extend stock option or stock award plans. If the amendment were postponed until specific needs arose for an amount of shares in excess of the amount of Common Stock authorized for issuance, the Company’s ability to respond promptly and effectively might be adversely impacted by the additional expenses and delay resulting from the stockholder approval process.

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If approval of the amendment to the Certificate is received from the Company’s stockholders, the Board of Directors anticipates reserving 850,000 shares for grants under the 2003 Stock Option Plan, which is the subject of Proposal 2 in this proxy statement. Though from time to time the Company’s Board of Directors considers transactions involving the issuance of shares of Common Stock, except for the foregoing, as of the date of this Proxy Statement, our Board of Directors has no agreement, arrangement or intention to issue any of the shares for which approval is sought. If the proposed amendment to our Restated Certificate of Incorporation is approved by the stockholders, our Board of Directors does not intend to solicit further stockholder approval prior to the issuance of any additional shares of Common Stock, except as may be required by applicable law, the rules of the NASDAQ Stock Market or other applicable requirements. Further, any such transactions are necessarily contingent upon numerous factors, including without limitation, the number of shares of Common Stock of the Company authorized for issuance, fluctuations in the stock market, the prevailing condition of the overall economy and the market price of the Common Stock.

Effect of the Amendment

Increasing the number of authorized shares of Common Stock will not have any immediate effect on the rights of current stockholders. However, the Board of Directors will have the authority to issue authorized shares of Common Stock without requiring future stockholder approval of those issuances (except as may be required by applicable law or stock exchange requirements). If the Board of Directors determines that an issuance of shares of the Company’s Common Stock is in the best interests of the Company and its stockholders, the issuance of additional shares could have the effect of diluting the earning per share or the book value per share of the outstanding shares of Common Stock or the stock ownership or voting rights of a stockholder. The holders of the Company’s Common Stock have no preemptive right to purchase any of the additional shares of Common Stock when issued.

The increase in the number of authorized shares of Common Stock and the subsequent issuance of all or a portion of those shares could have the effect of delaying or preventing a change of control of the Company without further action by the stockholders. Subject to applicable law and stock exchange requirements, the Company could issue shares of authorized and unissued Common Stock in one or more transactions that would make a change of the control of the Company more difficult and therefore less likely. Any issuance of additional shares could have the effect of diluting the earnings per share and book value per share of the outstanding shares of Common Stock or the stock ownership and voting rights of a person seeking to obtain control of the Company. The Company is not aware of any pending or proposed transaction involving a change of control of the Company.

Implementing the Proposed Amendment

If approved by the stockholders at the Annual Meeting, the proposed amendment to our Restated Certificate of Incorporation will become effective upon the filing of a certificate of amendment with the Secretary of State of the State of Delaware. Although our Board of Directors intends to file the certificate of amendment as soon as practicable after the Annual Meeting, if, in the judgment of our Board of Directors, any circumstances exist that would make consummation of the proposed amendment inadvisable, then, in accordance with Delaware law and notwithstanding approval of the proposed amendment to the Restated Certificate of Incorporation by the stockholders, our Board of Directors may abandon the proposed amendment, either before or after approval and authorization thereof by the stockholders, at any time prior to the effectiveness of the filing of the certificate of amendment.

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RATIFICATION OF INDEPENDENT ACCOUNTANTS
(Proposal No. 4)

Upon the authority granted by the Board of Directors, the Audit Committee has designated KPMG LLP to be the independent accountants for the year ending December 31, 2003. The Board of Directors will offer a resolution at the Annual Meeting to ratify this designation. The Company’s organizational documents do not require that the Company’s stockholders ratify the selection of KPMG LLP as the Company’s independent accountants. The Company is doing so because the Board of Directors of the Company believes it is a matter of good corporate practice. If the Company’s stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain KPMG LLP, but still may retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Approval of the proposal will require the favorable vote of a majority of the stockholders present in person or by proxy and voting at the Annual Meeting. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF KPMG LLP AS THE INDEPENDENT ACCOUNTANTS FOR FISCAL 2003. It is anticipated that representatives of KPMG LLP will be present at the meeting to respond to appropriate questions and, if they desire, to make a statement.

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STOCKHOLDER PROPOSALS

Stockholder proposals intended to be considered at the 2004 Annual Meeting of Stockholders must be received by eRT no later than November 20, 2003. Such proposals may be included in next year’s proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

In accordance with Rule 14a-4(c) promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, the holders of proxies solicited by the Board of Directors in connection with the 2004 Annual Meeting may vote such proxies in their discretion on certain matters as more fully described in such rule, including without limitation on any matter coming before the meeting as to which the Company does not have notice on or before February 3, 2004.

The Board knows of no other matters that may be presented for action at the meeting. However, if any other matter properly comes before the meeting, the proxy holders will vote in accordance with their judgment on such matter.

Stockholders are urged to vote, sign and return the enclosed form of proxy promptly in the enclosed envelope.

By Order of the Board of Directors,

ANNA MARIE PAGLIACCETTI
Vice President, General Counsel and Secretary

March 20, 2003

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